Exhibit 16.1

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

United States

Liège, 30 August 2017

RESPONSE LETTER FROM INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We have read the statements made by Celyad SA as it pertains to us with regard to Changes in Registrant’s Certifying Accountant disclosures, included in the accompanying Form F-3, for which this letter will be filed as an Exhibit. We agree with the statements concerning our Firm in such disclosures.

Very truly yours,

PwC Reviseurs d’Entreprises SCCRL

Represented by

/s/ Patrick Mortroux

Patrick Mortroux

Partner

Attachment: Change in Registrant’s certifying Accountant

PwC Bedrijfsrevisoren cvba, burgerlijke vennootschap met handelsvorm - PwC Reviseurs d’Entreprises scrl, société civile à forme commerciale - Financial Assurance Services

Maatschappelijke zetel/Siège social: Woluwe Garden, Woluwedal 18, B-1932 Sint-Stevens-Woluwe Vestigingseenheid/Unité d’établissement: Rue Visé-Voie, 81 ABC-4000 Liège

T: +32 (0)4 220 62 11, F: +32 (0)4 220 62 99, www.pwc.com

BTW/TVA BE 0429.501.944 / RPR Brussel - RPM Bruxelles / ING BE43 3101 3811 9501 - BIC BBRUBEBB / BELFIUS BE92 0689 0408 8123 - BIC GKCC BEBB